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                                                                   EXHIBIT 23.1


                                 CONDUCTUS, INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the incorporation by reference in the Registration Statement of Conductus, Inc. on Form S-1 (File No. 333-70373) and on Form S-8 (File Nos. 333-41099 and 333-04672, 033-82454, 033-79946 and 033-74478) of
our reports dated February 19, 1999, except for Note 17, which is as of February 15, 2000, on our audits of the financial statements and financial statement schedule which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
March 29, 2000